                                                                EXHIBIT 10.1


                                    SUBLEASE
                2770 and 2820 San Tomas Expressway, Santa Clara



         THIS SUBLEASE, dated August 9, 1996 for reference purposes only (the "Sublease Date"), is entered into by and between S3 INCORPORATED, a Delaware corporation ("Sublandlord"), and NETWORK APPLIANCE, INC., a California corporation ("Subtenant").

                                    RECITALS

         A. Sublandlord presently leases certain premises (the "2770 Premises") consisting of approximately 47,432 square feet of space located in that certain building commonly known as 2770 San Tomas Expressway, Santa Clara, California (the "2770 Building") from McCandless - San Tomas No. 2, a California general partnership (the "2770 Master Landlord") pursuant to that certain Office Lease dated May 13, 1993, and amended by that certain First Amendment to Lease dated September 9, 1993 and that certain Second Amendment to Lease dated March 30, 1994 (collectively, the "2770 Master Lease"). An accurate and complete copy of the 2770 Master Lease is attached hereto as Exhibit A.

         B. Sublandlord presently leases certain premises (the "2820 Premises") consisting of approximately 47,432 square feet of space located in that certain building commonly known as 2820 San Tomas Expressway, Santa Clara, California (the "2820 Building") from McCandless - San Tomas No. 1, a California general partnership (the "2820 Master Landlord") pursuant to that certain Office Lease dated March 30, 1994, and amended by that certain First Amendment to Lease dated April 10, 1995, that certain Second Amendment to Lease dated April 10, 1995 and that certain Third Amendment to Lease dated January 26, 1996 (collectively, the "2820 Master Lease"). An accurate and complete copy of the 2820 Master Lease is attached hereto as Exhibit B.

         C. The 2770 Premises and the 2820 Premises are sometimes referred to collectively herein as the "Premises." The parties agree that the Premises contain ninety-four thousand eight hundred sixty-four (94,864) square feet.
The 2770 Master Landlord and the 2820 Master Landlord are sometimes referred to collectively as the "Master Landlords" and individually as a "Master Landlord." The 2770 Master Lease and the 2820 Master Lease are sometimes referred to collectively herein as the "Master Leases." Capitalized terms not otherwise defined herein and defined in the Master Leases shall have the same meaning as they have in the Master Leases.

         D. Sublandlord desires to sublease to Subtenant, and Subtenant desires to Sublease from Sublandlord, the Premises, pursuant to the terms and provisions hereof.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:


                                     1.

                                   AGREEMENT

         1. DEMISE. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises, upon and subject to the terms and conditions set forth herein.

         2. TERM. The term of this Sublease ("Term") shall commence on the later of (i) January 2, 1997 or (ii) the date on which possession of the Premises is delivered to Subtenant in accordance with Section 8(c) (the "Commencement Date") and shall expire, unless sooner terminated pursuant to the terms of the Master Leases, on May 31, 2000 (the "Expiration Date"). Subtenant and Subtenant's employees and agents, upon prior notice to Sublandlord, shall have the right from and after the date of execution of this Sublease to enter the Premises for the purpose of performing Subtenant's space planning activities, on condition that Subtenant's entry shall not interfere with Sublandlord's activities in the Premises. Any such early entry shall be on all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay Rent (as defined below) during any period of early entry.

         3. RENT. The rent payable by Subtenant for the Premises shall consist of base rental ("Base Rent") plus certain additional rental ("Additional Rent"), all as provided below. Base Rent, Additional Rent, and any other charges due hereunder are hereinafter referred to collectively as "Rent." In the event the first day of Subtenant's obligation to pay Base Rent hereunder shall not be the first day of a calendar month or the last day of the Term is not the last day of a calendar month, the Rent shall be appropriately prorated based on a thirty (30) day month.

                 (a) Commencing on the date which is forty-five (45) days after the Commencement Date and continuing throughout the Term of this Sublease (the "Rent Commencement Date"), Subtenant shall pay to Sublandlord Base Rent for the Premises in the amount of one hundred thirteen thousand eight hundred thirty-seven dollars ($113,837) per month.

                 (b) Commencing on the Rent Commencement Date (except for utility costs, Subtenant's liability for which shall commence on the Commencement Date), Subtenant shall also pay, in addition to Base Rent, Additional Rent in the amount of tenant's share of direct expenses (as such is described in paragraphs 4 and 5 of the 2770 Master Lease and paragraphs 4 and 5 of the 2820 Master Lease) and any other amounts of whatever nature due to Master Landlords from Sublandlord pursuant to the Master Leases.

                 (c) Base Rent shall be payable to Sublandlord, in advance, without prior notice, demand, or offset except as specifically provided herein, on or before the first day of each calendar month during the term hereof. Additional Rent shall be payable to Sublandlord five (5) business days prior to the date such amounts are due under the Master Leases or upon demand by Sublandlord (in the event of a demand for sooner payment by a Master Landlord). Notwithstanding the foregoing, Subtenant shall not be obligated to pay any amount due under any Master Lease which represents a penalty, late charge or interest on any late payment by Sublandlord of "basic rent" or direct expenses under a Master Lease, unless Subtenant is in default of its obligations to pay Rent under this Sublease. All Base Rent and any additional sums payable to Sublandlord hereunder shall be paid to Sublandlord at the address specified for notice to





                                       2.

Sublandlord in Section 5(b)(iii) below. To the extent that Additional Rent (or Subtenant's share of direct expenses) is payable on an estimated basis pursuant to a Master Lease, the Additional Rent due hereunder shall be adjusted between the parties (with appropriate reimbursements or additional payments) when the actual Additional Rent (or Subtenant's share of direct expenses) due under such Master Lease has been determined.

         4. MASTER LEASES. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Leases. Except for payments of "basic rent" (which payments shall be made by Sublandlord), Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations under the Master Leases, including without limitation payment of all Additional Rent (or Subtenant's share of direct expenses) due under the Master Leases (hereinafter the "Assumed Obligations").

         5.      INCORPORATION OF TERMS OF MASTER LEASES.

                 (a) Except as provided below, all of the terms and provisions of the Master Leases are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Leases are hereby imposed upon the parties hereto with respect to the Premises, the Sublandlord being substituted for the "Landlord" in each Master Lease, the Subtenant being substituted for the "Tenant" in each Master Lease, and this Sublease being substituted for the "Lease" in each Master Lease. Notwithstanding the foregoing, the following provisions of the Master Leases are not incorporated herein:

                      (i) With respect to the 2770 Master Lease, paragraphs 2, 3, 4(a), 4(c), 4(d), 4(e), 5(a), the second sentence of the second paragraph of 29, 47, 51, 52 and 53 of the Office Lease dated May 13, 1993; paragraphs 2, 3, 4 and 5 of the First Amendment to Lease dated September 9, 1993; and paragraphs 1, 2, 3, 4 and 5 of the Second Amendment to Lease dated March 30, 1994.

                      (ii) With respect to the 2820 Master Lease, paragraphs 2, 4(a), 4(c), 4(d), 4(e), 5(a), the second sentence of the second paragraph of 29, 47, 52 and 53 of the Office Lease dated March 30, 1994; all provisions of the First Amendment to Lease dated April 10, 1995; all provisions of the Second Amendment to Lease dated April 10, 1995; and all provisions of the Third Amendment to Lease dated January 26, 1996.

                    (iii) Any provisions relating to any construction obligations of "Landlord" under the Master Leases with respect to construction which occurred or was to have occurred prior to the commencement date hereof.

                 (b) Notwithstanding the provisions of the preceding subparagraph, for the purposes of incorporating the terms and provisions of the Master Leases into this Sublease, the Master Leases are hereby amended as follows:

                      (i) INSURANCE. With respect to Subtenant's insurance obligations under paragraph 11 of the 2770 Master Lease and paragraph 11 of the 2820 Master Lease, Subtenant's





                                       3.

policies of liability insurance shall name both Master Landlords and Sublandlord, as additional insureds.

                      (ii) EVENTS OF DEFAULT. The following provisions are added as additional events of default under paragraph 19 of the Master
Leases: "(iv) failure of Subtenant to make any payment of Rent within two (2) business days of when due; and (v) failure of Subtenant to renew or to maintain in full force and effect any letter of credit required as a security deposit to secure Subtenant's obligations hereunder."

                    (iii) NOTICES. The addresses specified in the Master Leases for receipt of notices to each of the parties are deleted and replaced with the following:

                       TO SUBLANDLORD AT:        2770 San Tomas Expressway
                                                 Santa Clara, California 95051
                                                 Attn:  Mr. George Hervey

                       TO SUBTENANT AT:          319 North Bernardo
                                                 Mountain View, California 94043
                                                 Attn:  Ms. Chris Carlton

         6.      SUBLANDLORD'S OBLIGATIONS.

                 (a) Provided Subtenant is not in default under the terms of this Sublease beyond any applicable cure period, Sublandlord agrees to make timely payments of the "basic rent" due under the Master Leases to the end that the Master Lease shall not be terminated due to the default in such payment by Sublandlord.

                 (b) To the extent that the provision of any services or the performance of any maintenance or any other act (collectively "Master Landlord Obligations") is the responsibility of a Master Landlord, Sublandlord, upon Subtenant's request, shall make reasonable efforts to cause the relevant Master Landlord to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that a Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. If, after receipt of written request from Subtenant, Sublandlord shall fail or refuse to take such reasonable efforts for the enforcement of Sublandlord's rights against the relevant Master Landlord with respect to the Premises ("Action"), Subtenant shall have the right to take such Action in its own name, and for that purpose and only to such extent, all relevant rights of Sublandlord as tenant under the Master Lease are hereby conferred upon and assigned to Subtenant, and Subtenant shall be subrogated to such rights to the extent that the same shall apply to the Premises. If any Action against a Master Landlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such Action in Sublandlord's name; provided that Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed; and provided, further, that Subtenant shall indemnify, protect, defend by counsel reasonably satisfactory to Sublandlord and hold Sublandlord harmless from and





                                       4.

against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sublandlord may incur or suffer by reason of such Action. If a default by a Master Landlord under the terms of a Master Lease shall result in the excuse of Sublandlord from the performance of any of its obligations to be performed under the Master Lease or result in any reduction or abatement in the Base Rent or Additional Rent to be paid by Sublandlord thereunder, then Subtenant shall be excused from the performance of a corresponding obligation and/or shall be entitled to a corresponding reduction in or abatement of the Rent to be paid by Subtenant hereunder.

                 (c) Except as provided in this Section 6, Sublandlord shall have no other obligations to Subtenant with respect to the Premises or the performance of the Master Landlords' Obligations.

                 (d) Sublandlord covenants and agrees that, without the prior written consent of Subtenant, which consent Subtenant agrees not to unreasonably withhold or delay, Sublandlord shall not terminate either Master Lease or amend or otherwise modify the terms of either Master Lease.

         7. ACKNOWLEDGMENT OF CERTAIN RIGHTS NOT GRANTED. Subtenant acknowledges that nothing herein shall be deemed to convey or assign to Subtenant any "option to extend term" as set forth in paragraph 53 of the 2770 Master Lease or the "option to extend term" or "first right to lease" set forth in paragraphs 53 or 54 of the 2820 Master Lease (collectively, the "Option Rights"). Notwithstanding the foregoing, in the event that at any time prior to that date five (5) business days prior to Sublandlord's deadline for exercise of any Option Rights, Subtenant notifies Sublandlord in writing that it has entered into a binding lease or binding letter of intent with Master landlords covering the Premises for a term commencing immediately following the Term of this Sublease, Sublandlord agrees that it will not exercise the Option Rights.

         8. ADDITIONAL PROVISIONS. The following additional provisions shall apply to the Sublease:

                 (a) FIRST MONTH'S RENT. Concurrently with Subtenant's execution of this Sublease, Subtenant shall pay to Sublandlord the sum of one hundred thirteen thousand eight hundred thirty-seven dollars ($113,837) as Base Rent for the first month of this Sublease.

                 (b) SECURITY DEPOSIT. At least forty-five (45) days prior to the Commencement Date, Subtenant shall deliver to Sublandlord an irrevocable stand-by letter of credit as additional security for the full and faithful performance by Subtenant of all of the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant (the "Letter of Credit"). The Letter of Credit shall be in the stated amount of six hundred thousand dollars ($600,000), shall have a maturity date not earlier than (or shall be annually renewable for a total term expiring not earlier than) thirty
(30) days after the Expiration Date, shall be issued by a commercial lender acceptable to Sublandlord and shall be in a form acceptable to Sublandlord. Provided that there is then no Event of Default under this Sublease (and no event of which Sublandlord has notified





                                       5.

Subtenant, which event, with notice or passage of time, or both, would constitute an Event of Default), from and after January 1, 1998, Subtenant may reduce the stated amount of the Letter of Credit to four hundred thousand dollars ($400,000); and provided further that there is then no Event of Default under this Sublease (and no event of which Sublandlord has notified Subtenant, which event, with notice or passage of time, or both, would constitute an Event of Default), from and after January 1, 1999, Subtenant may reduce the stated amount of the letter of Credit to two hundred fifty thousand dollars ($250,000). If Subtenant defaults with respect to any provision of this Sublease, including but not limited to Subtenant's obligations to pay Base Rent or to make other payments, Sublandlord may (but shall not be required to) draw on the Letter of Credit, and/or use, apply or retain all or any part of the security deposit for the payment of any amount which Sublandlord may spend by reason of Subtenant's default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default. If any portion of such security deposit is so used, Subtenant shall, within ten
(10) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount; and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the cash portion of the security deposit separate from its general funds and Subtenant shall not be entitled to interest on such amount. At the expiration or earlier termination of this Sublease, the unapplied balance of the security deposit shall be returned to Subtenant after Subtenant has vacated the Premises and Master Landlords have returned Sublandlord's security deposit to Sublandlord pursuant to the terms of the Master Leases.

                 (c) POSSESSION. Sublandlord shall deliver possession of the Premises to Subtenant by January 2, 1996. If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant by such date, this Sublease shall not be void or voidable, Sublandlord shall not be liable to Subtenant for any loss or damage on account thereof; and, in such case, Subtenant shall not be liable for Rent until forty- five (45) days after possession has been delivered to Subtenant. If the Premises are not delivered to Subtenant on or before March 1, 1997, Subtenant, as its sole remedy, may elect to terminate this Sublease upon written notice to Sublandlord, Sublandlord shall return the Letter of Credit and any payments made hereunder by Subtenant to Sublandlord, and the parties shall have no further obligations hereunder. Sublandlord agrees to use its reasonable best efforts to keep Subtenant apprised of the date Sublandlord will be able to deliver possession of the Premises to Subtenant.

                 (d) CONDITION. The Premises shall be delivered in "as-is" condition, broom clean, with no representations or warranties whatsoever as to condition, except as specifically set forth in this Sublease.

                 (e) SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES. Sublandlord represents and warrants as follows: (i) each Master Lease is in full force and effect and neither Sublandlord nor, to the best knowledge of Sublandlord, either Master Landlord is in default hereunder; (ii) Sublandlord knows of no claims or defenses or circumstances which with the passage of time or notice or both, would lead to claims or defenses by a Master Landlord against Sublandlord as tenant under a Master Lease; and (iii) all building systems and subsystems in the Premises will be in good working order and repair on the date the Premises are delivered to Sublandlord.





                                       6.

                 (f) BROKERS. Each party represents to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiations and execution of this Sublease except for CPS and Cornish & Carey Commercial, Oncor International (the "Brokers"). Sublandlord shall pay any fees and commissions payable to the Brokers in connection with this Sublease. Except as to commissions and fees to be paid to the Brokers, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising our of or resulting from any claims for commissions or fees that may or have been asserted against the other party by any broker, finder or other person with whom Subtenant or Sublandlord has or purportedly has dealt with in connection with the Premises and the negotiation and execution of this Sublease. Sublandlord shall indemnify and hold harmless the Subtenant from all damage, loss, liability and expense to Subtenant (including attorneys' fees and related costs) arising out of or resulting from any claims by the Brokers for commissions or fees in connection with this Sublease.

                 (g) CONSENT TO SUBTENANT IMPROVEMENTS. Sublandlord hereby consents to the installation of the improvements to the Premises described in Exhibit C (the "Subtenant Improvements"), subject to approval of the Subtenant Improvements by Master Landlords. Provided that the Subtenant Improvements are not required to be removed by a Master Landlord pursuant to the terms of a Master Lease, Sublandlord agrees that Subtenant shall not be obligated, upon the expiration or earlier termination of the Term of the Sublease, to remove the Subtenant Improvements from the Premises.

                 (h) SIGNAGE. Subject to any consents by Master Landlords required by the Master Leases, Sublandlord agrees that Subtenant shall have the right, during the Term of the Sublease, to replace Sublandlord's name on the monument sign or any other sign associated with the Premises with the name of Subtenant. In connection therewith, Sublandlord agrees, at Sublandlord's expense and prior to the Commencement Date, to remove any and all letters, insignia and other material identifying Subtenant from the Premises.

                 (i) USE. Subject to any consents required by Master Landlords required by the Master Leases, Sublandlord agrees that Subtenant shall have the right to use the first floor of the 2820 Building for light manufacturing purposes, in addition to the "Permitted Uses" described in the 2820 Master Lease.

         9. EARLY TERMINATION OF MASTER LEASE. If, without the fault of Sublandlord or Subtenant, a Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that a Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord agrees to give Subtenant prompt written notice of such option, Provided that there has not theretofore occurred any Event of Default more than twice during the term of this Sublease, and there is not at that time existing any Event of Default or any event which with notice or passage of time or both would constitute an Event of Default, Sublandlord agrees that it will not exercise such option (i) unless so directed in writing by Subtenant at any time within five business (5) days of the deadline for exercise of such option by Sublandlord, or (ii) unless





                                       7.

Subtenant has failed to notify Subtenant within such period of its desire to have such Master Lease continue.

         10. CONSENT OF A MASTER LANDLORD. If Subtenant desires to take any action which requires the consent of a Master Landlord pursuant to the terms of the Master Lease, including, without limitation, making any alterations or entering into a further sublease or assignment of this Sublease, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as that Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and the relevant Master Landlord, (c) Subtenant shall request that Sublandlord obtain the relevant Master Landlord's consent on Subtenant's behalf, unless Sublandlord agrees that Subtenant may contact Master Landlord directly with respect to the specific action for which such Master Landlord's consent is required and (d) Sublandlord shall not unreasonably withhold its consent.

         11. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; provided, however, that Master Landlords shall be entitled to the benefit of Subtenant's assumption of Sublandlord's obligations, as "Tenant" under the Master Leases, pursuant to Section 4 above.

         12. CONDITION PRECEDENT. Notwithstanding anything to the contrary herein, this Sublease is conditioned upon Subtenant's receipt, on or before the date that is ten (10) days after the Sublease Date of written evidence satisfactory to Subtenant that the Master Landlords have executed and delivered the Consent to Sublease forms attached hereto. If such condition precedent has not been fulfilled prior to the relevant deadline, Subtenant may terminate this Sublease upon written notice thereof to Sublandlord within five (5) days thereafter, and neither party shall have any continuing obligation to the other with respect to the Premises; provided Sublandlord shall return the Letter of Credit and any other prepaid amounts, if previously delivered to Sublandlord, to Subtenant.

         13.     MISCELLANEOUS.

                          (a)  SUBORDINATION.  Sublandlord agrees that
Subtenant shall be entitled to seek subordination of the Master Leases and the rights of Subtenant thereunder pursuant to the terms of this Sublease to any to any existing or future mortgages, deeds of trust, other security interest or leases shall be subject to the terms of the Master Leases.

                          (b)  TIME OF ESSENCE.  It is expressly understood and
agreed that time is of the essence with respect to each and every provision of this Sublease.

                          (c)     ENTIRE AGREEMENT.  This Sublease contains all
of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and





                                       8.

written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublandlord and Subtenant.

                          (d)     CAPTIONS.  All captions and headings in this
Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                          (e)     AUTHORITY.  Each person executing this
Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

                          (f)     ATTORNEYS' FEES.  In the event either party
shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.


"SUBLANDLORD"                               "SUBTENANT"



By: /s/  George A. Hervey                   By: /s/  Chris Carlton
    -------------------------------             -------------------------------
Its:  CFO                                   Its: Vice President Human Resources
     ------------------------------              ------------------------------




                                       9.

                              ADDENDUM TO SUBLEASE
                    BETWEEN S3 INCORPORATED, AS SUBLANDLORD,
                   AND NETWORK APPLIANCE, INC., AS SUBTENANT,
                DATED AUGUST 9, 1996 FOR REFERENCE PURPOSES ONLY
                                  RELATING TO
                2700 AND 2820 SAN TOMAS EXPRESSWAY, SANTA CLARA

         The following provisions are incorporated as provisions of the Sublease, and, in the event of any conflict between the provisions of the Sublease and the provisions of this Addendum, the provisions of this Addendum shall govern and control.

12. DEFINED TERMS. Capitalized terms used in this Addendum without definition have the meanings ascribed to them in the Sublease.

13. ALTERATIONS. Notwithstanding anything to the contrary contained or implied in the Sublease, Subtenant agrees as follows:

         (a) All work (the "Work") done in connection with the Subtenant Improvements shall be performed and completed in a good and workman-like manner and in accordance with (i) the preliminary plans and specifications prepared by Alex L. Ingram & Associates, Inc. dated June 21, 1996 and (ii) the specifications for the enviro-chamber shown on Exhibit B to that certain letter agreement between Sublandlord and 2820 Master Landlord dated August 1, 1996 containing 2820 Master Landlord's consent to the Subtenant Improvements (collectively, the "Plans and Specifications"). The Work shall be subject to Master Landlords' final approval of construction documentation prior to commencement of any Work. No Work shall be done which is not described in the Plans and Specifications without the prior written consent of the Master Landlords. Prior to commencing any Work or receiving any materials in connection therewith, Subtenant shall give Sublandlord not less than fifteen
(15) days notice to enable Subtenant to notify Master Landlords so that they may post a notice of nonresponsibility.

         (b) The Work shall be performed by a general contractor or such other contractors as have been approved in writing by Master Landlords prior to commencement of any Work.

         (c) All work shall be done pursuant to appropriate building permits and in accordance with applicable governmental laws and regulations. Subtenant shall be solely responsible for obtaining and satisfying such permits, laws and regulations.

         (d) All costs and expenses incurred in connection with the Work shall be at the sole expense of Subtenant.

         (e) Subtenant shall indemnify, defend and hold harmless Sublandlord and its agents, officers and directors, from and against all costs, expenses, claims, damages and liability (including but not limited to reasonable attorneys' fees) arising from (i) the acts or omissions of Subtenant or its contractors or subcontractors in performing the Work, (ii) the failure of Subtenant to abide by the terms of this Addendum, (iii) the design, specifications or material utilized in the





                                      10.

Work, and (iv) any damages to the premises of the building in which the premises are located (including roof) arising from the Work. The obligation of Subtenant hereunder shall survive the completion of the Work. Subtenant agrees to name Master Landlords as additional insured on Subtenant's certificate of liability and certificate of workman's compensation insurance.

         (f) In the event that a Master Landlord shall require Sublandlord to take any or all of such actions prior to termination of the Master Leases, Subtenant shall be obligated to do the following, at its sole expense, (i) restore the carpeting (with new carpet) in all areas of the premises where carpeting was removed in connection with the Work; (ii) restore the loading dock area to its condition existing prior to commencement of the Work; and
(iii) remove the enviro-chamber and restore all areas affected by the installation of the enviro-chamber to the condition existing prior to the commencement of the Work. Such restoration shall be completed by no later than the last date of the term of the Master Leases.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the Sublease Date.


"SUBLANDLORD"                              "SUBTENANT"

S3 INCORPORATED                            NETWORK APPLIANCE, INC.



By  /s/ George A. Hervey                   By  /s/ Chris Carlton
   --------------------------------           ----------------------------------

Title  CFO                                 Title  Vice President Human Resources
      -----------------------------              -------------------------------




                                      11.